Product Agreement

Party A：Shandong Runan Bio-tech Co., Ltd

Party B: Chongqing CAT9 Industrial Co., Ltd

According to relevant national laws, regulations, based on equality, mutual benefit, and friend negotiation, Party A and Party B reached the following agreement:

1. Application Scope:

1.1 Signature date of the agreement: September 26th, 2017

1.2 The designated product of the agreement: Acer Truncatum Seed Oil Sandwich-type Gel Capsule Specifications: 30 capsules / bottle/ box

1.3 Implementation standard of the product: Q/RA0002S

2. Settlement price:

Product: Acer Truncatum Seed Oil Sandwich-type Gel Capsule Price: Confidential

Quantity for the first production: 500 boxes

Total price: Confidential

3. Settlement way of product:

A. Payment way: Pay the advance of RMB Confidential, and will delivery the product at the day when paying the balance off;

B. Exact requirements:

a. Party B transfer money to order the products, the products can be deposited in Party A’s places, and Party B shall inform the actual address where the products are received and the information of the person who is responsible to receive these. The products are shipped by Party A, and the expense will be paid by persons who receive these.

b. Party A will ship the products within 7 work days after Party B ship the package used to Party A, and the actual time when Party B receive the products will be exact according to logistic time used except holidays.

b. Party B shall pay the money to Party A in advance if Party B needs Party A to ship the products, and Party A will ship the products after receiving the money.

d. Party B shall tell Party A in advance if the inventory is not enough, and transfer for the next batch of the products for Party A prepares the products in advance.

4. Rights and obligations

4.1 Party B shall keep the price confidential, and shall bear all loss caused to Party A if there is any leakage of the price.

4.2 Party B shall provide the necessary documents to Party A, such as business license, organization code, tax registration certificate and so on.

4.3 Party A is only responsible for shipping products and products procedures, and will not provide any promotional materials for the products, and Party B shall bear all the loss and law and regulations issues caused to Party A because Party B make the promotional materials by itself.

4.4 The sales of Party B must be sales complying with the laws within the scope approved by the nation, and Party B shall bear all the loss and law and regulations issues caused to Party A because Party B’s sales method.

4.5 The products are ordinary food, during the sales process, any treatment effect should not be promoted, and Party B shall bear all the loss and law and regulations issues caused to Party A because Party B’s propaganda which does not comply with the laws.

5. Ship Method:

Party A is responsible for shipping products to the warehouse or other place designated by Party B through express company as required by the order of Party B.

Other method:

6. Attached terms:

6.1 Regarding to the untold issues in this agreement, both parties can sign another supply agreement which has the same legal effectiveness.

7. Bank account for Party A:

Name: Shandong Runan Bio-tech Co., Ltd

Account:3705 0161 6608 0988 7777

Opening bank: Construction Bank of China, Jinan Licheng Branch

Party A: Shandong Runan Bio-tech Co., Ltd

Party B: Chongqing CAT9 Industrial Co., Ltd

Address of Party A: Room 601, Building 8, XinmaoQilu Science and Technology City, Number 1, Zidong Street, Shangzidian Town, Tianqiao District, Jinan City, Shandong Province

Address of Party B: Floor 22, Area A, Daxiang International Center, Minhe Road, Xiaoshan District, Hangzhou City, Zhejiang Province

Representative of Party A: Xushuai Representative of Party B: Yang Zhi

Phone: 13064088828 Phone: 13302460246

Signature date: 2017.09.26 Signature date: 2017.09.26

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